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                                                                 Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53363, 33-53365, 33-53367, 333-02783, 333-02961,
333-02963, 333-33531, 333-38599, 333-34112, 333-34344, 333-45341, 333-76653,
333-40136, 333-64120,333-82002, 333-91656 and 333-91684) of Pharmacia
Corporation of our report dated March 3, 2003 relating to the financial statements, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 25, 2003